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                                                                   Exhibit 10.15

                               SUBLEASE AGREEMENT

This Sublease Agreement (this "Sublease,") dated September 28, 2000, for reference purposes only, is entered into by and between CYTOKINETICS, INC., a Delaware corporation ("Sublessor") and EXELIXIS, INC., a Delaware corporation formerly known as Exelixis Pharmaceuticals, Inc. ("Sublessee").

                                    RECITALS

         A. Britannia Pointe Grand Limited Partnership, a Delaware limited partnership ("Master Lessor"), as "Landlord", and MetaXen, LLC, a Delaware limited liability company ("MetaXen") as "Tenant", entered into that certain Build-to-Suit Lease dated May 27,1997 as amended by the First Amendment to Lease (the "First Amendment"), dated as of April 13, 1998 and the Second Amendment to Lease (the "Second Amendment"), dated as of July 11, 1999, copies of which are attached hereto as Exhibit A (collectively, the "Master Lease") for the following described premises (the "Premises"):

                  Approximately 50,195 square feet in Building H located at Britannia Pointe Grand Business Park and commonly known as 280 East Grand Avenue, South San Francisco, California 94080.

         B. Pursuant to that certain Sublease Agreement dated May 1, 1998 as amended by the First Amendment to Sublease Agreement dated July 20, 1999 by and between Sublessor, as "Sublessee", and MetaXen, as "Sublessor" (the "MetaXen-Cytokinetics Sublease"), MetaXen leased to Sublessor a portion of the Premises consisting of approximately 13,750 leaseable square feet as more particularly described in the MetaXen-Cytokinetics Sublease.

         C. Pursuant to that certain Sublease Agreement dated as of March 1, 1999 by and between MetaXen and Sublessee (the "MetaXen-Exelixis Sublease"), MetaXen leased to Sublessee a portion of the Premises as described more particularly in the MetaXen-Exelixis Sublease.

         D. Pursuant to that certain Assignment and Assumption Agreement and Consent dated as of July 11, 1999 among Master Lessor, MetaXen, Sublessee and Xenova Group, PLC (the "Assignment and Assumption Agreement"), MetaXen assigned to Sublessee all of its right, title and interest in and to the Master Lease and Sublessee assumed all of MetaXen's obligations under the Master Lease. Concurrently, with its execution and delivery of the Assignment and Assumption Agreement, by operation of law, Sublessee's estate as sublessee under the MetaXen-Exelixis Sublease merged into its estate as sublessor under the MetaXen-Exelixis Sublease thereby rendering the MetaXen-Exelixis Sublease null, void and of no further force and effect.

         E. Pursuant to that certain Agreement and Consent dated as of July 20, 1999 by and among Master Lessor, Sublessor and Sublessee (the "Consent Agreement"), Sublessee agreed to assign its interest as "Tenant" under the Master Lease to Sublessor and Sublessor agreed to assume all obligations of Sublessee as "Tenant" under the Master Lease on the terms and conditions contained therein. Concurrently herewith, Sublessee, as "Assignor," and Sublessor, as

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

"Assignee", have executed and delivered that certain Assignment and Assumption of Lease (the "Assignment and Assumption") pursuant to which Sublessee has assigned to Sublessor all of Sublessee's interest as "Tenant" under the Master Lease, and Sublessor has assumed from Sublessee, subject to certain limitations and exceptions set forth therein, all of Sublessee's obligations as "Tenant" under the Master Lease on the terms and conditions contained therein. Sublessee has timely exercised its option to sublease a portion of the Premises from Sublessor, which portion is defined in Paragraph 1 of this Sublease as the "Sublease Premises". Sublessor and Sublessee desire to enter into this Sublease to set forth the terms and conditions pursuant to which Sublessor shall sublease the Sublease Premises to Sublessee.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Premises. Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, on and subject to the terms and conditions hereinafter set forth, the following premises (the "Sublease Premises"), situated in the City of South San Francisco, County of San Mateo, State of California, commonly known as a portion of Building H (the "Building") in the Britannia Pointe Grand Business Park (the "Center") and consisting of the following: (i) approximately eight hundred sixty-two (862) leasable square feet labeled "Exelixis Space" on Exhibit B, attached hereto, and incorporated herein by this reference (the "Ground Floor Leased Area"); (ii) approximately four thousand three hundred forty-six (4,346) leasable square feet labeled "Shared Space" on the above referenced Exhibit B on a non-exclusive basis (the "Ground Floor Shared Area"); and (iii) approximately twenty-three thousand six hundred eighty (23,680) leaseable square feet comprising all of the leaseable square feet of the second floor of the Building as shown on Exhibit B-l, attached hereto and incorporated herein by this reference (the "Second Floor Leased Area"). The Sublease Premises include the laboratory benches, water systems, fume hoods, laminar flow hoods and other laboratory support space as specified in Exhibit B-2, attached hereto, and incorporated herein by this reference. Sublessee shall have the right to use the Common Areas as described in the Master Lease, subject to the rights of Master Lessor, Sublessor and other tenants of the Center. The right of Sublessee to use the Ground Floor Shared Area is non-exclusive and shall be subject to reasonable rules and requirements of Sublessor. Sublessor and Sublessee shall each have equal access to the Ground Floor Shared Area and shall devise a mutually satisfactory system of sharing the Ground Floor Shared Area, but in the case of a conflict Sublessor shall have the primary right to use the Ground Floor Shared Area. Sublessee acknowledges that it has occupied the Sublease Premises pursuant to the terms of the MetaXen-Exelixis Sublease and the Master Lease through and including the date hereof.

         2.       Master Lease.

                  a. Sublease is Subordinate to Master Lease. This Sublease is subject and subordinate to the Master Lease. Sublessee shall not commit or permit to be committed, on the Sublease Premises any act or omission which shall violate any terms or condition of the Master

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

Lease. If the Master Lease terminates, this Sublease shall terminate. Sublessor shall have no liability to Sublessee, if the Master Lease terminates without fault of Sublessor. Sublessor hereby covenants and agrees that, without the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, Sublessor shall not (i) terminate the Master Lease, (ii) amend or otherwise modify the terms of the Master Lease, unless such modification would apply only to a matter that would take effect only after the Expiration Date (or earlier termination of this Sublease), or (iii) willfully breach the terms of the Sublease or the Master Lease. Sublessor hereby agrees to perform its obligations as tenant under the Master Lease if and to the extent those obligations are not assumed by Sublessee pursuant to the terms of this Sublease.

                  b. Application of Master Lease Provisions. Except as otherwise expressly provided in this Sublease, Sublessee shall assume and perform, with respect to the Sublease Premises, the obligations of the Sublessor as Lessee under the Master Lease arising after the date of this Sublease. Therefore, except as otherwise provided, for the purpose of this Sublease, wherever in the Master Lease (as incorporated herein) "Landlord" is used, it shall be deemed to mean the Sublessor herein, and wherever in the Master Lease (as incorporated herein) "Tenant" is used, it shall be deemed to mean the Sublessee herein, and wherever in the Master Lease (as incorporated herein) "Lease" is used, it shall be deemed to mean this Sublease.

                  c.       Incorporation of Master Lease, Provisions.

                           (1)      All of the terms and conditions in the
Master Lease, as they relate to the Sublease Premises, are incorporated herein except for: Section 1.1 (Premises); Section 1.2 (Landlord's Reserved Rights); Sections 1.3 (First Refusal); 2.1 (Term); 2.2 (Early Possession); 2.3 (Delay in Possession); 2.6 (Option to Extend); 3.1 (Minimum Rent); 4.1 (Stock Warrants);
6.2 (Real Property Taxes); 7 (Operating Expenses); 8.1 (Payment of Utilities); Tenant's obligation for HVAC repair and entry into a service contract under 10.2(a); 12.1(b); 19.1 (Notices), 19.11 (Financial Information); 19.15
(Brokers); 19.16 (Memorandum of Lease), Articles 4 (Stock Warrants), 5 (Construction) and Article 18 (Security Deposit), the First Amendment to Lease as it pertains to warrants, and Exhibit C.

                           (2)      Except as otherwise provided herein,
Sublessor is responsible for all financial obligations under the Master Lease.

                  d. Indemnity. Except to the extent caused by Sublessor, or Sublessor's agents', employees' or invitees' negligence or willful misconduct, Sublessee, shall indemnify and hold Sublessor harmless against and from all liability, judgments, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's obligations under this Sublease, including, but not limited to, Sublessee's obligation to immediately disclose any violations of the warranty as set forth in section 2.f, below. Except to the extent caused by Sublessee, or Sublessee's agents', employees' or invitees' negligence or willful misconduct, Sublessor shall indemnify and hold Sublessee harmless against and from all liability, judgments, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessor's failure to comply with or perform Sublessor's obligations under this Sublease.

                  e. Master Lease in Effect. Sublessee represents to Sublessor that the Master Lease is in full force and effect and that, to Sublessee's knowledge, no default exists on the part of any party to the Master Lease; furthermore Sublessee represents and warrants that it has not received any notification from Master Lessor of any default under the Master Lease or notice of any potential default under the Master Lease. Subject to the terms and provisions of this Sublease, Sublessor agrees to keep the Master Lease in full force and effect during the term of this Sublease, subject, however, to any earlier termination of the Master Lease without the default of Sublessor.

                  f. Warranty. Section 6.2 of the Master Lease creates a warranty in favor of Sublessor. Sublessee shall provide Sublessor with written notification of any violation of the warranty in Section 6.2, promptly following the discovery by Sublessee of such violation.

                  g. To the extent that any financial terms contained in this Sublease that are applicable to Sublessor and Sublessee only conflict with similar provisions in the Master Lease, this Sublease shall prevail.

         3.       Sublease Term; Delivery of Possession.

                  a. Term. The term of this Sublease shall begin on the date the Assignment and Assumption shall become effective ("Commencement Date") and end on April 15, 2001.

                  b.       Delivery of Possession.

                           (1)      If Sublessee desires to make any
improvements performed in either the Ground Floor Leased Area or the Second Floor Leased Area (Sublessee shall have no right to modify or otherwise alter the Ground Floor Shared Area) and if Sublessee shall fail to deliver to Sublessor a schedule of improvements, along with plans and specifications thereto (including projected costs) reasonably acceptable to Sublessor on or before sixty (60) days following the execution of this Sublease, Sublessor shall be deemed to have disapproved such improvements and Sublessee shall not make any such improvements until such plans and specifications shall have been delivered to and approved by Sublessor.

                           (2)      Sublessor will deliver the Sublease Premises
subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Sublease Premises, and Sublessee accepts the Sublease Premises subject thereto. Other than as set forth herein, Sublessee shall accept the Sublease Premises "as is". Sublessor shall assign its rights or, alternatively, shall itself enforce such rights pursuant to any manufacturer or other warranty covering the Sublease Premises.

         4. Rent. Sublessee shall pay to Sublessor no later than the first day of each calendar month of the Term of this Sublease without deduction, set off, prior notice or demand, as rent for the Sublease Premises, monthly rent ("Base Rent") as set forth in the rent schedule below, and subject to the terms and provisions of section 3.2 of the Master Lease. Base Rent shall commence on the date hereof (the "Rent Commencement Date"); provided, however, for the period from the

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

date hereof through September 30, 2000, Sublessee shall pay Base Rent, prorated for the number of days in such period, on the date hereof.

                                  Rent Schedule

Leased Premises                 Base Rent/Month        Rent/Sq.ft./month    Approx. Sq. Feet
---------------                 ---------------        -----------------    ----------------
Ground Floor Leased Area          $   3,361.80               $3.90                  862
Ground Floor Shared Area          $   8,474.70               $1.95                4,346
Second Floor Leased Area          $  92,352.00               $3.90               23,680
       Total                      $ 104,188.50

Sublessor and Sublessee each hereby acknowledge and agree that the parties hereto intend this Sublease to be on a "full-service" basis and Sublessee shall only be responsible to pay. Base Rent and no other operating costs or service expenses.

         5. Security Deposit. Concurrently herewith, Sublessee shall deposit One Hundred Four Thousand One Hundred Eighty-eight Dollars and Fifty Cents ($104,188.50) with Sublessor as security for Sublessee's performance of its obligations under the terms of this Sublease. Sublessor shall not be required to keep any cash portion of the Security Deposit separate from its general funds, or to pay any interest thereon. The Security Deposit shall be held by Sublessor and may be applied by Sublessor in accordance with the provisions of Article 18 of the Master Lease. If Sublessee defaults with respect to any provision of this Sublease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Sublessor shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of the Security Deposit is so used or applied, Sublessee shall, within ten (10) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to the full amount required hereunder and Sublessee's failure to do so shall be a material breach of this Sublease. If Sublessee fully and faithfully performs every provision of this Sublease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Sublessee or, at Sublessor's option, to the last assignee of Sublessee's interest hereunder, at the expiration of the term of this Sublease and after Sublessee has vacated the Premises. In the event of termination of Sublessor's interest in this Sublease, Sublessor shall transfer all deposits then held by Sublessor under this Section to Sublessor's successor in interest, whereupon Sublessee agrees to release Sublessor from all liability for the return of such deposit or the accounting thereof.

         6.       Use.

                  a. Permitted Use. The Sublease Premises shall be used and occupied only for office, biotechnology/pharmaceutical research and development, manufacturing, warehousing related to such uses, and other permitted uses under the Master Lease. Sublessee shall use and

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

occupy the Sublease Premises in accordance with the Master Lease, including, but not limited to Section 11.6, thereof.

                  b. No Representations or Warranties, Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Sublease Premises for the conduct of Sublessee's business.

         7. Operating Expenses; HVAC Repair. At no time prior to the Expiration Date is Sublessee required to pay as additional rent the amounts for which Sublessor is liable to Master Lessor pursuant to Article 7 (Operating Expenses) of the Master Lease. In addition, until the Expiration Date, Sublessee, shall have no liability for any utilities it consumes in the Premises. In addition, until the Expiration Date, Sublessee, shall have no obligation to maintain or repair the HVAC equipment and related mechanical systems. The parties hereto hereby acknowledge that this Sublease is on a "full service" basis and Sublessee shall not be responsible for any operating costs or expenses, insurance or taxes.

         8. Alterations. Notwithstanding the provisions of Article 9 of the Master Lease, any alteration, which requires Master Lessor's approval pursuant to the Master Lease, shall not be commenced by Sublessee unless and until such consent is obtained. Any such alteration shall be at Sublessee's sole cost and expense. At the time Sublessor and Master Lessor consent to any alteration, additions or improvements, Sublessor and Master Lessor shall inform Sublessee in writing whether Sublessee is responsible for the removal of such alterations and improvements at the expiration or earlier termination of the term of this Sublease, provided that Sublessee, in its request for consent to the alteration, addition, or improvement, has expressly requested that Sublessor and Master Lessor specify the nature and extent of any such removal obligation. If such notification is not made, Sublessee shall have no responsibility to remove any such alteration or improvement at the expiration or earlier termination of this Sublease. Any alteration made by Sublessee shall become a part of the Sublease Premises, and at Sublessor's election (and to the extent required, the consent of the Master Lessor), shall be surrendered to Sublessor at the end of the Sublease term. Any alteration made by Sublessee shall, at Sublessor's election, become Sublessor's property throughout the Sublease term except for any specialized improvements installed by Sublessee (which improvements shall be part of Sublessee's Equipment and Alterations, as defined in Exhibit B-2), which improvements shall remain the property of Sublessee and which improvements shall be removed by Sublessee at the expiration or earlier termination hereof. In the event Sublessor is (or becomes) obligated under the Master Lease to remove any of Sublessee's alterations, Sublessee shall be obligated to remove same at Sublessee's sole cost and expense and to restore the Sublease Premises to its condition prior to the alteration but only to the extent required by Sublessor or Master Lessor in their written consent to any such alteration. In the event that Sublessee removes any items it is permitted to remove under Exhibit B-2, Sublessee, subject to the provisions of the second sentence of this Section 8, at its sole cost and expense, shall restore the Sublease Premises to its condition prior to alteration. Sublessee's obligation to remove any alteration made to any portion of the Sublease Premises prior to the Commencement Date as Tenant under the Master Lease shall be governed by the terms of the Master Lease.

         9. Repairs. Pursuant to the Master Lease, Master Lessor is responsible to repair and maintain the roof (structural portions only), exterior walls and other structural portions of the Building and the Common Areas. As to such matters, subject to the terms of the following sentence, Sublessor's sole obligation to Sublessee shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation and shall otherwise cooperate with Sublessee in connection therewith, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor; provided, further, that if the nature of Sublessor's repair and maintenance obligation is such that both Sublessor and Sublessee shall be benefited by the enforcement thereof, Sublessor and Sublessee shall jointly participate in the enforcement thereof and Sublessor and Sublessee shall share in the cost and expense incurred therewith in the same proportion that their respective premises bears to the total premises. Sublessee, not Master Lessor, shall be responsible for the repair of the roof and structural portions of the Building to the extent the need for maintenance or repair is caused by the gross negligence or willful misconduct of Sublessee, in which case Sublessee shall pay to Sublessor the cost of (including reasonable overhead expense of Sublessor) the maintenance and repairs caused by Sublessee (except (i) to the extent the damage is covered by any insurance maintained by Master Lessor or Sublessor, or, (ii) if Master Lessor fails to maintain the insurance required to be maintained by Master Lessor pursuant to the terms of the Master Lease, to the extent the damage would have been covered by insurance, if Master Lessor had maintained the required insurance). There shall be no abatement of Base Rent and no liability of Master Lessor or Sublessor by reason of any injury to or interference with Sublessee's business arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein, provided that Sublessor shall request Master Lessor to use reasonable efforts to minimize the interruption of Sublessee's use and occupancy of the Sublease Premises in connection with its performance of the repairs and maintenance (although nothing contained herein shall be deemed to obligate Master Lessor to pay any overtime costs in order to minimize such interference, or otherwise to perform the repairs or maintenance during hours other than normal business hours). As to all matters that neither Master Lessor nor Sublessee is required to maintain or repair under the Master Lease or this Sublease, as the case may be, Sublessor shall be responsible therefor, and shall promptly and regularly maintain and repair the Sublease Premises. Notwithstanding the foregoing, any damage caused by the negligence or willful misconduct of Sublessee, shall promptly be repaired by Sublessee, at Sublessee's own cost and expense, and in a manner reasonably acceptable to Master Lessor and Sublessor.

         10.      Insurance.

         a. Sublessee shall maintain commercial general liability insurance coverage as required by section 12.1 (a) of the Master Lease which has been incorporated into this Sublease by reference. Each policy of insurance, which Sublessee is required to maintain pursuant to this Lease, shall name both Sublessor and Master Lessor (as well as Master Lessor's general partners and Managing Agent) as additional insureds (including cross-liability endorsements). Sublessee's insurance coverage shall be primary and non-contributory as respects any insurance maintained by Sublessor and/or Master Lessor. Sublessee shall deliver evidence of the coverage required hereunder (i) on the date hereof and (ii) within ten (10) days of the renewal date for each policy of insurance required hereunder.

                  b. Pursuant to the terms of the Master Lease as provided in Section 12.1(b) thereof, Master Lessor is obligated to maintain certain insurance coverage with respect to certain perils. Subject to the terms of the following sentence, Sublessor's sole obligation to Sublessee with respect to Master Lessor's obligations pursuant to said Section 12.1(b) shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation and shall otherwise cooperate with Sublessee in connection therewith, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor; provided, further, that if the nature of Sublessor's insurance obligation is such that both Sublessor and Sublessee shall be benefited by the enforcement thereof, Sublessor and Sublessee shall jointly participate in the enforcement thereof and Sublessor and Sublessee shall share in the cost and expense incurred therewith in the same proportion that their respective premises bears to the total premises. In the event Sublessor cannot assign such rights, Sublessor shall diligently enforce its rights as Tenant under the Master Lease.

                  c. Sublessor shall maintain insurance in the amounts and of the types required pursuant to Section 12 of the Master Lease.

         11.      Damage or Destruction.

                  a. Master Lessor Has Obligation to Restore. If the Sublease Premises are damaged or destroyed, Master Lessor has the obligation pursuant to Article 15 of the Master Lease to repair the Sublease Premises unless Master Lessor has the right to terminate. If Master Lessor fails to perform its obligations pursuant to Article 15 of the Master Lease, Sublessor's sole obligation to Sublessee shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee, its right to enforce such obligation, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor. In the event Sublessor cannot assign its rights, Sublessor shall diligently enforce its rights under the Master Lease.

                  b. Termination of Master Lease. If the Master Lease terminates pursuant to Article 15 of the Master Lease, this Sublease shall terminate concurrently with the termination of the Master Lease.

                  c.       Sublessee Notice; Right to Terminate. Within twenty
(20) days following written request from Sublessor, Sublessee shall give notice to Sublessor in writing whether Sublessee agrees to continue this Sublease in effect if Master Lessor reasonably determines that the repair of the Sublease Premises or the Building cannot be completed within three hundred sixty five
(365) days after the casualty. If Sublessee does not so agree to continue this Sublease in effect then this Sublease shall terminate. If Sublessee agrees to continue this Sublease in effect as aforesaid, then Sublessor shall have no right to exercise its right (if any) to terminate the

Master Lease or this Sublease. If (i) Master Lessor reasonably determines that the repair of the Sublease Premises or the Building cannot be-completed within three hundred sixty five (365) days after the casualty, (ii) neither Master Lessor nor Sublessor has elected to terminate the Master Lease, and (iii) Sublessee agrees to continue this Sublease in effect notwithstanding the time to reconstruct, then this Sublease shall continue in effect, and Sublessee shall fulfill all of the obligations of Sublessor pursuant to the provisions of
Article 15 of the Master Lease, as it pertains to the Sublease Premises.

                  d. Limited Obligation to Repair. Master Lessor's obligation, should Master Lessor elect or be obligated to repair or rebuild, shall be limited to the terms and conditions of the Master Lease. Master Lessor shall have no obligation to replace or restore the Sublessee Equipment and Alterations (as described in Exhibit B-2) or any other alterations installed by Sublessor or Sublessee, unless specifically required by the Master Lease.

                  e. Abatement of Rent. Rent under this Sublease shall abate to the same extent as the Rent owing by Sublessor under the Master Lease abates during any casualty repair period.

                  f. Damage Near End of Term. In addition to the rights to terminate specified in subsection 1l.c of this Sublease, either Sublessor or Sublessee shall have the right to cancel and terminate this Sublease as of the date of the occurrence of destruction or damage if the Sublease Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Sublessor reasonably determines would require more than sixty
(60) days to repair) and made untenantable during the last twelve (12) months of the term of the Master Lease. Sublessor or Sublessee, as applicable, shall give written notice of its election to terminate this Sublease under this subsection
f. within thirty (30) days after Master Lessor or Sublessor determines that the damage or destruction would require more than sixty (60) days to repair. If either Master Lessor or Sublessor elects to terminate the Master Lease pursuant to Article 15 of the Master Lease, this Sublease shall terminate concurrently with the termination of the Master Lease. If neither Master Lessor nor Sublessor terminates the Master Lease and if neither Sublessor nor Sublessee elects to terminate this Sublease, the repair of the damage shall be governed by Article 15 of the Master Lease.

                  g. Insurance Proceeds. If this Sublease is terminated, Master Lessor and Sublessor may each keep all their respective insurance proceeds resulting from the damage except for those proceeds, if any, which specifically insured Sublessee's personal property and trade fixtures which Sublessee has a right or obligation to remove upon the expiration of the Sublease term. Sublessor shall be entitled to receive from Sublessee the proceeds of insurance carried by Sublessee with respect to Sublessee Improvements or other alterations installed in the Sublease Premises by Sublessor or at Sublessor's expense. To the extent that Sublessee has paid for any alterations regardless of whether the alterations may become the property of Sublessor upon termination of this Sublease, Sublessee shall receive any portion of the insurance proceeds payable with respect to the then unamortized cost (based on a 2 year life of the alteration on a straight line amortization schedule) for the applicable alterations, reduced by the amounts necessary to pay off any equipment lease or other lien against the applicable alteration, and the balance of the proceeds, if any, will be payable to Sublessor. With respect to those Alterations, which Sublessee is obligated to remove at the end of the Sublease term which are the property of Sublessee, all proceeds of any insurance, carried by Sublessor or Sublessee shall be paid to Sublessee.

                  h. Uninsured Casualty. If the Master Lease terminates pursuant to the provisions of Article 15 of the Master Lease, this Sublease shall terminate.

         12. Eminent Domain. If all or any part of the Sublease Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Sublease Premises to be untenantable and inadequate for use by Sublessee for the purpose for which they were leased, then Sublessee, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Sublease as of the date Sublessee is required to surrender possession of the Sublease Premises. If a part of the Sublease Premises is taken or conveyed but the remaining part is tenantable and adequate for Sublessee's use in Sublessee's reasonable determination, then this Sublease shall be terminated as to the part taken or conveyed as of the date Sublessee surrenders possession. All compensation awarded for the taking or conveyance shall be the property of Master Lessor and Sublessor, as their interests may appear, and Sublessee hereby assigns to Sublessor all its right, title and interest in and to the award, unless the governmental authority makes only one (1) award, and the award contains compensation for the value of moving expenses, Sublessee's personal property, trade fixtures and alterations (including the Sublessee Improvements), Sublessee's Equipment and Alterations, in which case, subject to the rights of any mortgagee or beneficiary of a deed of trust holding a lien on the Property and to Master Lessor's rights under the Master Lease, Sublessee shall be entitled to the compensation paid for Sublessee's moving expenses, trade fixtures, personal property, Sublessee's Equipment and Alterations, and the portion of the award attributable to the then unamortized cost of alterations and improvements constructed at Sublessee's expense (which are to be amortized on a straight line basis over the initial term of this Sublease). Sublessee shall have the right, however, to recover from the governmental authority, but not from Sublessor or Master Lessor, except as provided in the preceding sentence, such compensation as may be awarded to Sublessee on account of the interruption of Sublessee's business, moving and relocation expenses and removal of Sublessee's trade fixtures and personal property.

         13. Assignment and Subletting. Notwithstanding any provision of this Sublease to the contrary, if Sublessor consents to a sublet, Sublessee shall pay to Sublessor on a monthly basis as additional Rent, on the date Base Rent is due, an amount equal to fifty percent (50%) of the amount by which the rent payable to Sublessee ("Subrent") under the sublease exceeds the rent due for the applicable portion of the Sublease Premises after deducting from the Subrent (A) the actual out-of-pocket costs incurred by Sublessee for brokerage commissions and tenant concessions (which concessions are not reflected in the reduced Subrent) and (B) the costs of any additional improvements constructed by Sublessee in connection with the sublease (amortized on a straight line basis over the term of the sublease). Notwithstanding the foregoing, Sublessee may assign this Sublease or sublet any portion of the Sublease Premises without Sublessor's or Master Lessor's consent (but with prior or concurrent notice thereof to Master Lessor and Sublessor) to any of the following (i) any corporation which controls, is controlled by or under common control with Sublessee; (ii) any corporation resulting from the merger or consolidation of Sublessee; and (iii) any person or entity which acquires all of the assets of Sublessee as a going concern (collectively, "Sublessee Affiliate"), provided that such assignee assumes in full the obligations of Sublessee under the Sublease. Any right of Sublessor or Master Lessor to terminate the Sublease or the Master Lease in response to a requested assignment or subletting shall not apply to an assignment of the Sublease or a subletting of the Sublease Premises to a Sublessee Affiliate. Sublessee shall have the same assignment and sublease rights and limitations as provided in section 13.1 of the Master Lease.

         14. Access to Premises. Master Lessor shall have the same right of access to the Sublease Premises as Sublessor which right of access is described in Section 14 of the Master Lease.

         15. Surrender at End of Term. Upon expiration or termination of this Sublease, Sublessee shall surrender the Sublease Premises to Sublessor in good and sanitary order, except for any alterations Sublessee is not required to remove, normal wear and tear, acts of God, damage, destruction (except to the extent Sublessee is obligated to restore the same under this Sublease) and eminent domain covered by the provisions of this Sublease. Sublessee shall remove from the Sublease Premises all of Sublessee's personal property and trade fixtures, Sublessee's Equipment and Alterations, and any alterations and improvements Sublessee is required to remove pursuant to Sublessor's or Master Lessor's written consent to such alterations and improvements, and shall repair all damage caused by the removal. Except to the extent caused by Sublessor's or Master Lessor's or their agents', employees' or invitees', negligence or willful misconduct, Sublessee shall indemnify Sublessor against all loss or liability resulting from delay by Sublessee in so surrendering the Sublease Premises, including without limitation, any claims made by any succeeding tenant, losses to Sublessor due to lost opportunities to lease to a succeeding tenant, and reasonable attorneys' fees and costs.

         16.      Sublessor Indemnity re: Hazardous Materials.

                  a.       [INTENTIONALLY OMITTED.]

                  b. Sublessee shall indemnify, defend and hold Sublessor harmless from and against any claim, damage, loss, liability, cost or expense (including reasonable attorneys' fees) arising out of any spill or release of any Hazardous Substance (as defined in Section 11.6 of the Master Lease which has been incorporated by reference into this Sublease) on or about the Sublease Premises or any other portion of the Premises occupied by Sublessee pursuant to the MetaXen-Exelixis Sublease or the Master Lease by Sublessee, its employees, agents or contractors during the period of time Sublessee has occupied the Sublease Premises or such other portion of the Premises. Sublessor shall indemnify, defend and hold Sublessee harmless from and against any claim, damage, loss, liability, cost or expense (including reasonable attorneys' fees) arising out of any spill or release of any Hazardous Substance (as defined in Section 11.6 of the Master Lease which has been incorporated by reference into this Sublease) on or about the Sublease Premises by Sublessor, its employees, agents or contractors during the period of time Sublessee occupies the Sublease Premises.

                  c. Sublessor is entitled to indemnification from the Master Lessor under certain circumstances as provided in Section 11.6 of the Master Lease. To the extent such indemnification may apply to the benefit of Sublessee, Sublessor agrees to cooperate with Sublessee to enforce such indemnity obligation against Master Lessor; provided, however, Sublessee shall pay any and all costs incurred by Sublessor or Sublessee in connection with the enforcement thereof for the benefit of Sublessee.

         17. Signs. Master Lessor shall have the same approval rights with respect to signs as Sublessor; Sublessor shall use its best efforts to obtain Master Lessor's approval of signage rights reasonably satisfactory to Sublessee, so long as such rights do not unreasonably interfere with the rights of Sublessor under the Master Lease.

         18. Holding Over. This Sublease shall terminate without further notice at the expiration of the Sublease term. Any holding over by Sublessee after expiration or sooner termination of this Sublease without the consent of Sublessor shall be construed to be a tenancy at sufferance. Base Rent for the Sublease Premises during any tenancy at sufferance, or if Sublessor shall have consented to Sublessee's holding over, shall be at a rate equal to 150% of the Base Rent for the last month of the term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

         19. Brokers. Sublessor and Sublessee each warrants and represents for the benefit of the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and that it knows of no real estate broker or agent who is or might be entitled to a real estate brokerage, commission or finder's fee in connection with this Sublease. Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease.

                  a. Broker Disclaimer. Sublessor and Sublessee agree and accept that, except as otherwise expressly stated herein, no broker or agent has made or conducted any investigation, determination, warranty or representation with respect to any of the following: (a) the legality of the present or any possible future use of the Sublease Premises under any federal, state or local law; (b) the physical condition or square footage of the Sublease Premises; (c) the terms of the Master Lease or any other relevant legal document or agreement; or (d) the presence or location of any hazardous materials on or about the property in which the Sublease Premises are located (including, but not limited to, asbestos, PCB's, other toxic, hazardous or contaminated substances, and underground storage tanks).

                  b. Acknowledgement. The parties acknowledge that they are not relying on information from any real estate licensee relating to the field of toxic materials, hazardous waste, underground tanks, and asbestos contamination, location of the property within or outside a specific flood zone or special studies seismic area, nor the property's compliance with the guidelines as set forth in the Americans with Disabilities Act (ADA) regarding the determination of the condition of the subject Premises, but rather from their own independently initiated investigations.

         20. Notices. All notices or demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States Mail, certified or registered, postage prepaid, or on the next business day after delivering the same with a reputable overnight courier service, in each case addressed to the Sublessor or Sublessee respectively at the addresses set forth after their signatures at the end of this Sublease. Either party may change its address by written notice to the other party in accordance with this Section 20. All Base Rent shall be paid by Sublessee to Sublessor at the same address.

         21. Condition To Effectiveness of This Sublease. This Sublease is contingent upon Sublessor obtaining the written consent of the Master Lessor to this Sublease concurrently with the execution of this Sublease, pursuant to the terms of the Consent Agreement. Sublessor and Sublessee acknowledge and agree, that in granting such consent, notwithstanding any other provisions contained in or implied in this Sublease, Master Lessor shall not be deemed or construed (a) to have released Sublessor from any responsibility for the full and timely performance of all obligations of Sublessor as Tenant under the Master Lease accruing from and after the date hereof, nor (b) to have authorized Sublessor to act on Master Lessor's behalf in exercising or waiving any rights, remedies or privileges of Master Lessor as Landlord under the Master Lease as it pertains to the Sublease Premises, nor (c) to have assumed, incurred or undertaken any obligations or liabilities running directly to Sublessee with respect to the Sublease Premises, it being the explicit intention and understanding of the parties that notwithstanding the incorporation by reference of the Master Lease into this Sublease (except as specifically excluded by Section 2 above, and as otherwise specifically excluded in this Sublease), Master Lessor and Sublessor shall look solely to one another for the performance of their respective obligations with respect to the Sublease Premises as Landlord and Tenant under the Master Lease (except to the extent that such obligation arose prior to the date hereof pursuant to the Master Lease, as to which Master Lessor and Sublessee shall look solely to one another for the performance of their respective obligations with respect to the Sublease Premises as Landlord and Tenant under the Master Lease), and that Sublessor and Sublessee shall look solely to one another for the performance of their respective obligations with respect to the Sublease Premises under this Sublease. Nothing in this Section 21 is intended, however, to preclude Sublessee from enforcing, by direct action against Master Lessor, any rights of Sublessor under the Master Lease to the extent such rights are expressly assigned by Sublessor to Sublessee pursuant to this Sublease.

         22. Authority. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

         23. Attorneys Fees. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

         24. Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part hereof.

         25. Entire Agreement. This written Sublease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Sublease and the exhibits hereto. This Sublease may be modified only by an agreement in writing signed by each of the parties.

         IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the dates set forth below.

SUBLESSOR:

CYTOKINETICS, INC
a Delaware corporation

By:   /s/ James Sabiy
      --------------------
Name: JAMES SABIY                                       Date September 28, 2000
Its:  CEO

By:   /s/ Robert I Blum
      --------------------
Name: ROBERT I BLUM                                      Date September 28, 2000
Its:  VP, BUSINESS DEVELOPMENT

280 East Grand Avenue
South San Francisco, CA 94080

SUBLESSEE:

EXELIXIS, INC.
a Delaware corporation
formerly known as Exelixis Pharmaceuticals, Inc.

By:   --------------------
Name: --------------------                              Date: September --, 2000
Its:  --------------------

By:   --------------------
Name: --------------------                              Date: September --, 2000
Its:  --------------------

170 Harbor Way
South San Francisco, CA 94083

         IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the dates set forth below.

SUBLESSOR:

CYTOKINETICS, INC
a Delaware corporation

By:   --------------------
Name: --------------------                              Date: September --, 2000
Its:  --------------------

By:   --------------------
Name: --------------------                              Date: September --, 2000
Its:  --------------------

280 East Grand Avenue
South San Francisco, CA 94080

SUBLESSEE;

EXELIXIS, INC.
a Delaware corporation
formerly known as Exelixis Pharmaceuticals, Inc.

By:   /s/ Colen Sato
      --------------------
Name: COLEN SATO                                         Date September 28, 2000
Its:  CFO

By:   /s/ [ILLEGIBLE]
      --------------------
Name: [ILLEGIBLE]                                       Date September 28, 2000
Its:  [ILLEGIBLE]

170 Harbor Way
South San Francisco, CA 94083

                            CONSENT BY MASTER LESSOR

         Master Lessor hereby consents to the sublease of the Sublease Premises by Sublessor to Sublessee pursuant to the terms of this Sublease. Master Lessor acknowledges and agrees that the obligation of Sublessor to deliver warrants to Master Lessor is governed solely by the terms of Paragraph l(a) of the Consent Agreement and that Sublessor shall have no additional obligation to deliver additional warrants to Master Lessor whether pursuant to the Master Lease, the First Amendment or otherwise. Master Lessor further acknowledges and agrees that Sublessor has fully discharged its obligation to Master Lessor with respect to such warrants prior to the date hereof and has fulfilled all other conditions precedent to Master Lessor's consent to the assignment and assumption of the Master Lease as set forth in Paragraph l(a) or elsewhere in the Consent Agreement. Master Lessor represents and warrants to Sublessor that (i) Master Lessor knows of no claims or defenses or circumstances, which with the passage of time, would lead to claims or defenses by Master Lessor against Sublessor as tenant under the Master Lease; (ii) this Sublease does not violate any provision of the Master Lease; (iii) no provision of this Sublease is in violation of the terms of the Master Lease; and (iv) all rent and other charges due under the Master Lease have been paid through and including September 30, 2000.

MASTER LESSOR:

BRITANNIA POINTE GRAND LIMITED
PARTNERSHIP, a Delaware limited partnership

By: Britannia Pointe Grand, LLC,
    a California limited liability company,
    its general partner

       By:    /s/ T.J. Bristow
              ----------------------
       Name:  T.J. Bristow
       Title: Manager

September 29, 2000

                                    EXHIBIT A

[attach copies of master Lease and First and Second Amendments to Master Lease]